DODIE KENT
                                                                  Vice President
                                                                     and Counsel
                                                                  (212) 314-3970
                                                                  (212) 707-1791

[AXA EQUITABLE -- MEMBER OF THE GLOBAL AXA GROUP LOGO]            LAW DEPARTMENT

                                                                  April 19, 2006


AXA Equitable Life Insurance Company
1290 Avenue of the Americas
New York, NY  10104

Dear Sirs:

     This opinion is furnished in connection with the filing by AXA Equitable Life Insurance Company ("AXA Equitable") of a Form S-3 Registration Statement of AXA Equitable for the purpose of registering Market Value Adjustment Interests under Flexible Premium Annuity contracts ("Interests") under the Securities Act of 1933 (File No. 333-104713).

The Interests are purchased with contributions received under individual annuity contracts and certificates AXA Equitable offers under a group annuity contract (collectively, the "Certificates"). As described in the prospectus included in the Registration Statement, the Certificates are designed to provide for retirement income benefits.

I have examined such corporate records of AXA Equitable and provisions of the New York Insurance Law as are relevant to authorization and issuance of the Certificates and such other documents and laws as I consider appropriate. On the basis of such examination, it is my opinion that:

1. AXA Equitable is a corporation duly organized and validly existing under the laws of the State of New York.

2. The Certificates (including any Interests credited thereunder) are duly authorized and when issued in accordance with applicable regulatory approvals represents validly issued and binding obligations of AXA Equitable.

I hereby consent to the use of this opinion as an exhibit to the Registration Statement.

                                       Very truly yours,

                                       /s/ Dodie Kent

                                       -------------------
                                           Dodie Kent

cc:  Christopher E. Palmer, Esq.